GRANT THORNTON LLP
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May 1, 2023

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Kalera Public Limited Company

File No. 001-41439

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Kalera Public Limited Company dated May 1, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP